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                                                                     EXHIBIT 8.1

                                 April 15, 1998


Network Long Distance, Inc.
11817 Canon Boulevard, Suite 600
Newport News, Virginia 23606

        RE:    IXC COMMUNICATIONS, INC.
               REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION NO. 333-48079)
               ---------------------------------------------------------------

Dear Ladies and Gentlemen:

        You have requested our opinion concerning the material federal income tax consequences to the Stockholders of Network Long Distance, Inc. ("NLD") from the merger between NLD and a subsidiary of IXC Communications, Inc. ("IXC") in which the NLD Stockholders will receive IXC Common Stock which has been registered under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on March 17, 1998 (Registration No. 333-48079), as amended by Amendment No. 1 filed with the Commission on April 15, 1998 (the "Registration Statement").

        The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "THE MERGER -- Material Federal Income Tax Consequences of the Merger" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

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Network Long Distance, Inc.
April 15, 1998
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        This opinion is rendered to you solely for use in connection with the
Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE MERGER -- Material Federal Income Tax Consequences of the Merger."

                                  Very truly yours,



                                  BLACKWELL SANDERS MATHENY WEARY & LOMBARDI LLP